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                                                                 EXHIBIT 10.14

                              ASSIGNMENT OF LEASE
                           AND CONSENT TO ASSIGNMENT

        THIS ASSIGNMENT OF LEASE AND CONSENT TO ASSIGNMENT (this "Assignment") is made and entered into effective as of this 2nd day of July, 1996, by and among The Sobrato Group, a California Limited Partnership ("Landlord"), whose address is 10600 N. De Anza Blvd., Suite 200, Cupertino, CA 95014, Censtor Corporation, a California corporation ("Assignor"), whose address is 2105 Hamilton Avenue, Suite 270, San Jose, CA 95125, and Read-Rite Corporation, a Delaware Corporation ("Assignee"), whose address is 345 Los Coches Street, Milpitas, CA 95035, who agree as follows.

        1. Recitals. This Assignment is made with reference to the following facts and objectives:

           a. Landlord and Assignor, as tenant, entered into a written Lease dated November 28, 1983 ("the Lease"), in which Landlord leased to Assignor and Assignor leased from Landlord premises located in the City of San Jose, County of Santa Clara, California, as more particularly described in the Lease ("Premises"). A copy of the Lease and all amendments thereto is attached hereto as Exhibit "A" and incorporated herein by this reference.

           b. Assignor now desires to assign all its right, title, and interest in the Lease to Assignee.

           c. Landlord shall consent to the proposed assignment on the conditions set forth in this Assignment.

        2. Effective date of assignment: The assignment of the Lease shall take effect on July 2, 1996, and Assignor shall give possession of the Premises to Assignee on that date.

        3. Assignment and assumption: Assignor assigns and transfers to Assignee all its right, title, and interest in the Lease, and Assignee accepts the assignment and assigns and agrees to perform, as a direct obligation to Landlord, all the obligations of "Lessee" under the Lease arising under the Lease from and after the effective date of this Assignment.
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        4. Landlord's consent: Landlord consents to the assignment without waiver of the restriction concerning further assignment.

        5. Tenant Improvements: Neither Landlord nor Assignor has agreed to perform or install any tenant improvements for the benefit of Assignee.

        6. Assignor's liability: Assignor shall remain liable for the performance of the provisions of the Lease.

        7. Assignor's and Landlord's Estoppel: Assignor and Landlord hereby certify to the best of their knowledge the following facts:

           a. The copy of the Lease attached as Exhibit "A" is a true and complete copy of the Lease, including all modifications and amendments thereto.

           b. The term of the Lease commenced on June 1, 1984 and will expire on July 31, 1998. The Lease contains one three-year option to extend the term which has not been exercised and which is subject to all other terms and conditions of Section 28 of the Lease.

           c. The base rent under the Lease is $37,836.60 per month through July 31, 1996; $39,828.00 per month from August 1, 1996 through July 31, 1997; and $41,819.40 per month from August 1, 1997 through July 31, 1998. Assignor is current in its payment obligation respecting rent and any other required payments.

           d. Neither Landlord nor Assignor is in default under any provision of the Lease, nor is there any condition which, through the passage of time or otherwise, would constitute a default under the Lease.

           e. Assignor and Landlord acknowledge that Assignee may rely upon the representations contained in this Section 7 in entering into and accepting assignment of the Lease.

        8. Assignee to hold Assignor harmless: If Assignee defaults under the Lease, Assignee shall indemnify and hold Assignor harmless from all damages resulting from the default. If Assignee defaults in its obligations under the Lease and Assignor pays rent to Landlord or fulfills any of Assignee's other obligations in order to prevent Assignee from being in default, Assignee immediately shall reimburse Assignor for the amount of rent or costs incurred by
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Assignor in fulfilling Assignee's obligations under this Assignment, together with interest on those sums at the rate of 10% per annum. Notwithstanding the foregoing, however, Assignee shall have no liability to Assignor with respect to any defaults or other matters under the Lease which are attributable to acts or omissions of Assignee prior to the effective date of the Assignment.

        9. Default of Lease: Notice to Assignor:

           a. Notice to Assignor: Landlord will send to Assignor any notice of default that Landlord sends to Assignee.

           b. Assignor's remedies against Assignee. If Assignee defaults under the Lease, Assignor shall have all rights against Assignee that are available by law and those contained in the Lease, including, without limitation, Assignor's right to reenter and retake possession of the Premises from Assignee.

       10. Security deposit: The parties acknowledge that Landlord now holds the sum of thirty-six thousand, eight hundred and forty-one dollars
($36,841.00) as a security deposit, to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

       11. Amendment of Lease: Landlord and Assignee shall not enter into any agreement that amends the Lease without Assignor's consent. Any amendment of the Lease in violation of this provisions shall have no force or effect on Assignor.

       12. Miscellaneous

           a. Attorneys' fees. If any party commences an action against any of the parties arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

           b. Notice. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other parties or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other parties shall be addressed to the other parties at the addresses set forth in the introductory
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paragraph of this Assignment. Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within three (3) days from the time of mailing if mailed as provided in this paragraph.

           c. Successors. This Assignment shall be binding on and inure to the benefit of the parties and their successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the date first set forth above.


LESSOR:                                 ASSIGNOR:
The Sobrato Group                       Censtor Corporation

By:  /s/ J.M. Sobrato                   By:  /s/ R. M. Krapf
   -------------------------            --------------------------

Title:  General Partner                 Title:  President, CEO
      ----------------------                  --------------------


ASSIGNEE:
Read-Rite Corporation

By:  /s/ Rex S. Jackson
   -------------------------
     Rex S. Jackson

Title:  Vice President & General Counsel
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